Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Provides 2016 Financial Guidance

Scottsdale, Ariz. — December 15, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today announced that in 2016, it expects to generate net revenue in the range of $4.28 billion to $4.52 billion, segment profit* in the range of $260 million to $280 million, and net income in the range of $51 million to $70 million, which translates into diluted earnings per share (EPS) in the range of $2.06 to $2.83. Adjusted net income* for 2016 is expected to be in the range of $75.5 million to $94.5 million, which equates to adjusted EPS* in the range of $3.06 to $3.83. The company also expects cash flow from operations in the range of $193 million to $224 million. For 2016, fully diluted shares are assumed to be 24.7 million, inclusive of share repurchases through Friday, December 11, 2015.

With respect to 2015, the company confirmed its guidance, which was most recently updated in October.

The previous $200 million share repurchase authorization has been completed, and the company began the new two-year, $200 million program authorized by the board of directors in October. Through Friday, December 11, 2015, approximately 345,000 shares were purchased at a total cost of $18.4 million.

“We have taken several organizational steps over the past year to position the company for future success,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “We have consolidated into two businesses — Healthcare and Pharmacy - to develop innovative and cutting edge solutions which more effectively address our customers’ most significant needs and cost challenges. We have strengthened our leadership team, bringing on individuals with particular expertise in areas that will be of increasing importance in the future. Through an expanded government relations program, we are proactively working with states to help shape their healthcare strategies and identify long-term opportunities. The experience and skills we have gained in Florida’s first-in-the-nation specialty health plan for individuals with serious mental illness and in New York’s long-term care program will be extremely beneficial as we grow into new markets and populations. Simply put, we are evolving as the healthcare industry does, identifying opportunities for growth and innovation in this dynamic market.”

“I’m pleased with our positive outlook for 2016,” said Jonathan N. Rubin, chief financial officer. “As reflected in our guidance, our projected growth in segment profit comprises continued strong growth in our pharmacy business, meaningful performance improvement in Magellan Complete Care of Florida, and growth in our commercial healthcare business. I am confident in our long-term prospects — both in Pharmacy and Healthcare - and believe we are well-positioned for future success.”

*Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Earnings Results Conference Call

Management will host a conference call at 9:00 a.m. Eastern on Tuesday, December 15, 2015. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code 2016 Financial Guidance Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve - all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions and amortization of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2016 net revenue, net income, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, 2015 guidance and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 3, 2014, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2015. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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Magellan Health, Inc. and Subsidiaries

Fiscal 2016 Plan Guidance - Income Statement

(In millions, except per share amounts)

	Low	High
Net revenue	$4,280.0	$4,520.0

Cost and expenses:
Cost of care	1,765.0	1,895.0
Cost of goods sold	1,510.0	1,580.0
Direct service costs and other operating expenses (1)	785.0	801.0
Depreciation and amortization	111.0	107.0
Interest expense	9.0	7.0
Interest income	(1.0)	(3.0)
Income before income taxes	101.0	133.0
Provision for income taxes	51.0	62.0
Net income	50.0	71.0
Less: net (loss) income attributable to non-controlling interest	(1.0)	1.0
Net income attributable to Magellan Health, Inc.	$51.0	$70.0

Weighted average shares outstanding - diluted	24.7	24.7

Net income per common share attributable to Magellan Health, Inc. - diluted	$2.06	$2.83

(1) Includes stock compensation expense of $38.0 million and $36.0 million for low and high guidance, respectively, and contingent consideration expense of $1.0 million for both low and high guidance.

Reconciliation of segment profit to income before income taxes:

Segment profit	$260.0	$280.0
Stock compensation expense	(38.0)	(36.0)
Changes in fair value of contingent consideration	(1.0)	(1.0)
Non-controlling interest segment profit (loss)	(1.0)	1.0
Depreciation and amortization	(111.0)	(107.0)
Interest expense	(9.0)	(7.0)
Interest income	1.0	3.0
Income before income taxes	$101.0	$133.0

Magellan Health, Inc. and Subsidiaries

Fiscal 2016 Plan Guidance - Non-GAAP Measures

(In millions, except per share amounts)

	Low	High
Adjusted Net Income	$75.5	$94.5
Adjusted for acquisitions since January 1, 2013
Stock compensation expense	(18.1)	(18.1)
Changes in fair value of contingent consideration	(1.0)	(1.0)
Amortization of acquired intangibles	(21.4)	(21.4)
Tax impact	16.0	16.0
Net income attributable to Magellan Health, Inc.	$51.0	$70.0

Adjusted EPS	$3.06	$3.83
Adjusted for acquisitions since January 1, 2013
Stock compensation expense	(0.74)	(0.74)
Changes in fair value of contingent consideration	(0.04)	(0.04)
Amortization of acquired intangibles	(0.87)	(0.87)
Tax impact	0.65	0.65
Net income per common share attributable to Magellan Health, Inc. - diluted	$2.06	$2.83

Magellan Health, Inc. and Subsidiaries

Fiscal 2016 Plan Guidance - Cash Flow

(In millions)

	Low	High
Cash flows from operating activities
Net income	$50.0	$71.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111.0	107.0
Non-cash stock compensation expense	38.0	36.0
Non-cash income tax expense	(11.0)	(16.0)
Payments on contingent consideration	(54.0)	(52.0)
Other net cash flows from changes in assets and liabilities	59.0	78.0
Net cash provided by operating activities	193.0	224.0

Cash flows from investing activities
Capital expenditures	(73.0)	(63.0)
Other	(16.0)	(12.0)
Net cash used in investing activities	(89.0)	(75.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(20.0)	(18.0)
Payments on contingent consideration	(42.0)	(40.0)
Other	(1.0)	1.0
Net used in financing activities	(63.0)	(57.0)

Net increase in cash, cash equivalents and unrestricted investments	$41.0	$92.0